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                                                                      EXHIBIT 16


                        [On Ernst & Young LLP Letterhead]


October 8, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 6, 1997, of Computer Language Research, Inc. and are in agreement with the statements contained in the first, third, fourth and fifth paragraphs on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                       Very truly yours,

                                                       Ernst & Young LLP